Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-194434 on Form F-1 of our report dated January 17, 2014 relating to the financial statements of Dorian LPG Ltd and relating to the combined financial statements of the Predecessor Businesses of Dorian LPG LTD appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte. Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
April 25, 2014